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                                                               Exhibit (j)(l)(i)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Registration Statement (Form N-1A) of the Van Kampen Trust and related Prospectus and Statement of Additional Information of the Van Kampen Core Plus Fixed Income Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 56 to the Registration Statement under the Securities under the Securities Act of 1933 (Registration No. 33-4410) and in this Amendment No. 57 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4629).


                                        /s/ Ernst & Young LLP
                                            Ernst & Young LLP

Chicago, Illinois
March 13, 2006